Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Fourth Quarter and Full Year 2011 Results

LITITZ, Pa.--(BUSINESS WIRE)--January 25, 2012--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net income applicable to common shareholders for the fourth quarter ended December 31, 2011 was $19.1 million, or $0.12 per diluted share, compared to net income applicable to common shareholders of $9.7 million for the fourth quarter of 2010, or $0.08 per diluted share. Net income applicable to common shareholders for the year ended December 31, 2011 was $54.9 million, or $0.40 per diluted share, compared to net income applicable to common shareholders of $16.3 million, or $0.13 per diluted share, for the year ended December 31, 2010.

“The addition of Abington Bancorp in the fourth quarter significantly increased deposits and loans, but even excluding the gains from Abington we still achieved solid core deposit growth as well as our third consecutive quarter of net new loan growth,” said William J. Reuter, Susquehanna Chairman and Chief Executive Officer. “In addition, we continued our steady improvement in credit quality. During the quarter, our team focused on preparations for the acquisition of Tower Bancorp, which will occur next month, as well as positioning the company to increase internal growth rates and profitability.”

Linked Quarter Results (Fourth Quarter 2011 vs. Third Quarter 2011)

  Net Loans and Leases increased 8% to $10.4 billion compared to September 30, 2011.*
    Real estate secured-residential loans increased 18%.
    Real estate-construction loans increased 7%.
    Real estate secured-commercial increased 4%.
    Consumer loans increased 3%.
    Commercial loans increased 3%.
    Leases were flat.
  Total deposits increased 8% to $10.3 billion from September 30, 2011.*
    Interest-bearing demand deposits increased 12%.
    Non-interest bearing demand deposits increased 12%.
    Savings deposits increased 10%.
    Time deposits were flat.
  *Reflects the acquisition of Abington Bancorp on October 1, 2011.

Linked Quarter Results (Fourth Quarter 2011 vs. Third Quarter 2011, Continued)

  Net interest margin for the fourth quarter increased 1 basis point to 3.59% compared to 3.58% for the third quarter of 2011.
  Net charge-offs as a percentage of average loans and leases for the fourth quarter of 2011 were 0.95% compared to 0.96% for the third quarter of 2011. Non-performing assets as a percentage of loans, leases and foreclosed real estate were 1.88% at December 31, 2011 compared to 1.95% at September 30, 2011. The provision for loan and lease losses for the fourth quarter of 2011 was $22 million, compared to $25 million for the third quarter of 2011.
  Return on average assets and average tangible equity(2) for the fourth quarter ended December 31, 2011 finished at 0.50% and 6.98%, respectively. This compared to results of 0.42% and 6.66% for the same measurements, respectively, for the third quarter of 2011.
  Non-core items tax-effected for the fourth quarter include the bargain purchase gain of $39.1 million offset by the debt prepayment penalty of $32.5 million, merger related costs of $8.6 million and security losses of $0.7 million. These items result in a net after-tax expense of $2.7 million.

Full Year/Fourth Quarter Financial Results:

  Net loans and leases increased 9% to $10.4 billion compared to December 31, 2010.*
    Real estate secured–residential loans increased 20%.
    Consumer loans increased 20%.
    Real estate secured–commercial loans increased 5%.
    Commercial increased 3%.
    Leases increased 1%.
    Real estate construction loans decreased 5%.
  Total deposits increased 12% to $10.3 billion from December 31, 2010.*
    Interest-bearing demand deposits increased 22%.
    Non-interest bearing demand deposits increased 14%.
    Savings deposits increased 13%.
    Time deposits were flat.

  *Reflects the acquisition of Abington Bancorp on October 1, 2011.

Net interest margin for the year decreased 7 basis points to 3.60% compared to 3.67% for 2010. For the fourth quarter 2011, net interest margin decreased 2 basis points to 3.59% compared to 3.61% for the fourth quarter of 2010.

Full Year/Fourth Quarter Financial Results (Continued):

Common equity was $2.2 billion, or $13.96 per common share at December 31, 2011, compared to $2.0 billion, or $15.27 per common share at December 31, 2010. Tangible book value per common share was $7.28 at December 31, 2011, compared to $7.18 per common share at December 31, 2010.

  Susquehanna’s regulatory capital ratios are as follows:
	At December 31, 2011	At September 30, 2011
Tangible Common Ratio(1)	8.50%	7.74%
Tier 1 Common Ratio	10.76%	9.81%
Leverage Ratio	10.73%	10.39%
Tier 1 Capital Ratio	13.65%	12.86%
Total Risk-Based Capital Ratio	15.41%	14.93%

  Return on average assets and average tangible equity(2) for the year ended December 31, 2011 finished at 0.38% and 6.01%, respectively. This compared to results of 0.23% and 3.69% for the same measurements, respectively, for 2010.

(1)Includes deferred tax liability associated with intangibles of $40.7 million at December 31, 2011 and $40.3 million at September 30, 2011.

(2)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures – Return on Average Tangible Equity.

Additional Event:

  Shareholders of both companies approved the merger agreement for Susquehanna’s acquisition of Tower Bancorp, Inc., and all necessary regulatory approvals have now been received. The acquisition is on schedule to be completed on February 17, 2012.

Susquehanna will broadcast its fourth quarter 2011 results conference call over the Internet on January 26, 2011 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of fourth quarter and full year 2011 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the fourth quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of $15 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 241 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6.9 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including risks relating to Susquehanna’s plans to complete and integrate its pending acquisition of Tower Bancorp, Inc. and the other risks set forth in Susquehanna's filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Twelve Months
	4Q11	4Q10	2011	2010
Balance Sheet (EOP)
Investments	$2,431,515	$2,417,611	$2,431,515	$2,417,611
Loans and leases	10,447,930	9,633,197	10,447,930	9,633,197
Allowance for loan & lease losses (ALLL)	188,100	191,834	188,100	191,834
Total assets	14,974,789	13,954,085	14,974,789	13,954,085
Deposits	10,290,472	9,191,207	10,290,472	9,191,207
Short-term borrowings	613,306	770,623	613,306	770,623
Federal Home Loan Bank borrowings	971,020	1,101,620	971,020	1,101,620
Other long-term debt	499,347	498,918	499,347	498,918
Shareholders' equity	2,189,628	1,984,802	2,189,628	1,984,802

Stated book value per common share	13.96	15.27	13.96	15.27
Tangible book value per common share	7.28	7.18	7.28	7.18

Average Balance Sheet
Investments	$2,645,227	$2,350,981	$2,529,462	$2,084,914
Loans and leases	10,358,071	9,608,510	9,803,863	9,799,673
Total earning assets	13,128,969	12,084,056	12,431,749	11,990,084
Total assets	15,274,808	13,984,819	14,362,778	13,899,885
Deposits	10,300,061	9,253,743	9,595,126	9,185,673
Other short-term borrowings	588,657	603,579	658,477	627,704
FHLB borrowings	1,163,229	1,104,962	1,123,801	1,056,128
Other long-term debt	666,277	712,186	684,065	713,101
Shareholders' equity	2,217,036	2,081,877	2,055,717	2,084,840

Income Statement
Net interest income	$115,201	$106,573	$433,150	$426,506
Provision for loan and lease losses	22,000	35,000	110,000	163,000
Noninterest income	71,347	39,788	182,668	152,148
Noninterest expense	162,395	95,971	460,180	382,650
Income before taxes	2,153	15,390	45,638	33,004
Provision for income taxes	(16,976)	2,417	(9,267)	1,157
Net income	19,129	12,973	54,905	31,847
Net income available to common shareholders	19,129	9,739	54,905	16,275
Basic earnings per common share	0.12	0.08	0.40	0.13
Diluted earnings per common share	0.12	0.08	0.40	0.13
Cash dividends paid per common share	0.03	0.01	0.08	0.04

Asset Quality
Net charge-offs (NCOs)	$24,860	$34,281	$113,734	$143,534

Nonaccrual loans & leases	$156,478	$196,895	$156,478	$196,895
Foreclosed real estate	41,050	18,489	41,050	18,489
Total nonperforming assets (NPAs)	$197,528	$215,384	$197,528	$215,384

Restructured loans	$72,852	$114,566	$72,852	$114,566
Loans & leases 90 days past due	10,077	20,588	10,077	20,588

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

			Twelve Months
RATIO ANALYSIS	4Q11	4Q10	2011	2010

Credit Quality
NCOs / Average loans & leases	0.95%	1.42%	1.16%	1.46%
NPAs / Loans & leases + foreclosed real estate	1.88%	2.23%	1.88%	2.23%
ALLL / Nonaccrual loans & leases	120.21%	97.43%	120.21%	97.43%
ALLL / Total loans & leases	1.80%	1.99%	1.80%	1.99%

Capital Adequacy
Equity / Assets	14.62%	14.22%	14.62%	14.22%
Long-term debt / Equity	22.81%	25.14%	22.81%	25.14%

Profitability
Return on average assets	0.50%	0.37%	0.38%	0.23%
Return on average equity	3.42%	2.47%	2.67%	1.53%
Return on average tangible equity (2)	6.98%	5.59%	6.01%	3.69%
Net interest margin	3.59%	3.61%	3.60%	3.67%
Efficiency ratio (1)	66.34%	64.07%	66.83%	64.62%

(1)	Excludes Net realized gain on acquisition, Merger related expenses, and Loss on extinguishment of debt
(2)	Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management used the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

	4Q11	4Q10	2011	2010
Return on average equity (GAAP basis)	3.42%	2.47%	2.67%	1.53%
Effect of excluding average intangible assets and related amortization	3.56%	3.12%	3.34%	2.16%
Return on average tangible equity	6.98%	5.59%	6.01%	3.69%

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
	2011	2010
	(in thousands, except share data)
Assets
Cash and due from banks	$276,384	$200,646
Unrestricted short-term investments	55,761	52,252
Cash and cash equivalents	332,145	252,898
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	5,015	7,260
Restricted short-term investments	60,910	34,435
Securities available for sale	2,423,107	2,408,943
Securities held to maturity (fair values approximate $8,408 and $8,668)	8,408	8,668
Loans and leases, net of unearned income	10,257,161	9,417,801
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	190,769	215,396
Less: Allowance for loan and lease losses	188,100	191,834
Net loans and leases	10,259,830	9,441,363
Premises and equipment, net	168,382	165,557
Other real estate and foreclosed assets	41,716	19,962
Accrued income receivable	36,820	36,121
Bank-owned life insurance	405,296	359,579
Goodwill	1,018,031	1,018,031
Intangible assets with finite lives	29,081	34,076
Other assets	186,048	167,192
Total assets	$14,974,789	$13,954,085
Liabilities and Shareholders' Equity
Deposits:
Demand	$1,569,811	$1,372,235
Interest-bearing demand	4,439,488	3,646,714
Savings	868,709	767,852
Time	2,157,282	2,168,503
Time of $100 or more	1,255,182	1,235,903
Total deposits	10,290,472	9,191,207
Federal Home Loan Bank short-term borrowings	900,000	300,000
Other short-term borrowings	613,306	770,623
Federal Home Loan Bank long-term borrowings	71,020	801,620
Other long-term debt	176,030	176,038
Junior subordinated debentures	323,317	322,880
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	157,379	207,036
Accrued interest, taxes, and expenses payable	50,670	46,449
Deferred taxes	25,827	33,729
Other liabilities	177,140	119,701
Total liabilities	12,785,161	11,969,283
Shareholders' equity:
Common stock, $2.00 par value, 400,000,000 shares authorized. Issued: 157,067,887 at December 31, 2011 and 129,965,635 at December 31, 2010	314,136	259,931
Treasury stock, at cost. 200,748 at December 31, 2011 and 0 at December 31, 2010	(1,263)	0
Additional paid-in capital	1,397,152	1,301,042
Retained earnings	525,657	481,964
Accumulated other comprehensive loss, net of taxes of $25,863 and $32,526	(46,054)	(58,135)
Total shareholders' equity	2,189,628	1,984,802
Total liabilities and shareholders' equity	$14,974,789	$13,954,085

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Interest Income:
Loans and leases, including fees	$134,753	$132,170	$516,984	$538,699
Securities:
Taxable	13,146	14,880	57,846	55,835
Tax-exempt	3,887	4,047	15,831	14,997
Dividends	987	1,018	3,999	3,982
Short-term investments	28	53	108	182
Total interest income	152,801	152,168	594,768	613,695
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,775	5,977	22,484	23,452
Time	11,409	17,521	54,294	80,511
Federal Home Loan Bank short-term borrowings	2,955	2,352	11,376	3,101
Other short-term borrowings	2,179	1,879	8,133	4,156
Federal Home Loan Bank long-term borrowings	6,881	8,607	30,648	40,451
Other long-term debt	8,401	9,259	34,683	35,518
Total interest expense	37,600	45,595	161,618	187,189
Net interest income	115,201	106,573	433,150	426,506
Provision for loan and lease losses	22,000	35,000	110,000	163,000
Net interest income, after provision for loan and lease losses	93,201	71,573	323,150	263,506
Noninterest Income:
Service charges on deposit accounts	7,689	8,588	31,728	34,467
Vehicle origination and servicing fees	1,984	1,624	7,862	6,826
Asset management fees	6,821	7,083	28,153	28,362
Income from fiduciary-related activities	1,827	1,884	7,333	7,259
Commissions on brokerage, life insurance and annuity sales	1,697	2,041	8,202	7,567
Commissions on property and casualty insurance sales	3,638	3,160	14,047	12,030
Other commissions and fees	4,147	6,946	23,728	24,661
Income from bank-owned life insurance	1,539	1,116	4,931	4,965
Net gain on sale of loans and leases	3,324	3,605	12,747	10,918
Net realized gain on acquisition	39,143	0	39,143	0
Net realized gain (loss) on sales of securities	(706)	2,123	3,878	13,408
Total other-than-temporary impairment, net of recoveries	(1,132)	(839)	(6,392)	(4,843)
Portion of loss (gain) recognized in other comprehensive income (before taxes)	828	8	3,028	952
Net impairment losses recognized in earnings	(304)	(831)	(3,364)	(3,891)
Other	548	2,449	4,280	5,576
Total noninterest income	71,347	39,788	182,668	152,148
Noninterest Expenses:
Salaries and employee benefits	51,515	45,563	209,235	191,806
Occupancy	9,948	9,036	37,446	35,997
Furniture and equipment	3,148	3,225	12,596	13,647
Advertising and marketing	2,846	3,730	11,470	12,606
FDIC insurance	4,219	3,480	16,602	16,763
Legal fees	2,542	2,364	9,302	8,786
Amortization of intangible assets	2,290	2,349	8,705	9,438
Vehicle lease disposal	2,851	3,448	10,584	14,543
Merger related	12,211	0	14,991	0
Loss on extinguishment of debt	50,020	0	50,020	0
Other	20,805	22,776	79,229	79,064
Total noninterest expenses	162,395	95,971	460,180	382,650
Income before income taxes	2,153	15,390	45,638	33,004
Provision for income taxes	(16,976)	2,417	(9,267)	1,157
Net Income	19,129	12,973	54,905	31,847
Preferred stock dividends and accretion	0	3,234	0	15,572
Net Income Available to Common Shareholders	$19,129	$9,739	$54,905	$16,275
Earnings per common share:
Basic	$0.12	$0.08	$0.40	$0.13
Diluted	$0.12	$0.08	$0.40	$0.13
Cash dividends per common share	$0.03	$0.01	$0.08	$0.04
Average common shares outstanding:
Basic	156,492	129,723	136,509	121,031
Diluted	156,802	129,760	136,876	121,069

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	December 31, 2011			December 31, 2010
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$125,671	$28	0.09	$124,565	$53	0.17
Investment securities:
Taxable	2,253,121	14,133	2.49	1,947,974	15,899	3.24
Tax-advantaged	392,106	5,980	6.05	403,007	6,225	6.13
Total investment securities	2,645,227	20,113	3.02	2,350,981	22,124	3.73
Loans and leases, (net):
Taxable	10,027,865	131,993	5.22	9,363,080	129,863	5.50
Tax-advantaged	330,206	4,246	5.10	245,430	3,549	5.74
Total loans and leases	10,358,071	136,239	5.22	9,608,510	133,412	5.51

Total interest-earning assets	13,128,969	156,380	4.73	12,084,056	155,589	5.11
Allowance for loan and lease losses	(192,794)			(189,099)
Other non-earning assets	2,338,633			2,089,862

Total assets	$15,274,808			$13,984,819

Liabilities
Deposits:
Interest-bearing demand	$4,393,811	5,482	0.49	$3,638,249	5,684	0.62
Savings	875,522	293	0.13	765,389	293	0.15
Time	3,502,751	11,409	1.29	3,470,080	17,521	2.00
Other short-term borrowings	588,657	2,179	1.47	603,579	1,879	1.24
FHLB borrowings	1,163,229	9,836	3.35	1,104,962	10,959	3.93
Long-term debt	666,277	8,401	5.00	712,186	9,259	5.16

Total interest-bearing liabilities	11,190,247	37,600	1.33	10,294,445	45,595	1.76
Demand deposits	1,527,977			1,380,025
Other liabilities	339,548			228,472

Total liabilities	13,057,772			11,902,942

Equity	2,217,036			2,081,877

Total liabilities & shareholders' equity	$15,274,808			$13,984,819

Net interest income / yield on average earning assets		$118,780	3.59		$109,994	3.61

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Twelve-month Period Ended			For the Twelve-month Period Ended
	December 31, 2011			December 31, 2010
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$98,424	$108	0.11	$105,497	$182	0.17
Investment securities:
Taxable	2,129,908	61,845	2.90	1,720,263	59,818	3.48
Tax-advantaged	399,554	24,355	6.10	364,651	23,072	6.33
Total investment securities	2,529,462	86,200	3.41	2,084,914	82,890	3.98
Loans and leases, (net):
Taxable	9,492,521	505,607	5.33	9,545,296	528,570	5.54
Tax-advantaged	311,342	17,503	5.62	254,377	15,583	6.13
Total loans and leases	9,803,863	523,110	5.34	9,799,673	544,153	5.55

Total interest-earning assets	12,431,749	609,418	4.90	11,990,084	627,225	5.23
Allowance for loan and lease losses	(194,746)			(184,304)
Other non-earning assets	2,125,775			2,094,105

Total assets	$14,362,778			$13,899,885

Liabilities
Deposits:
Interest-bearing demand	$3,884,182	21,323	0.55	$3,481,728	22,279	0.64
Savings	815,066	1,161	0.14	766,210	1,173	0.15
Time	3,482,801	54,294	1.56	3,628,219	80,511	2.22
Other short-term borrowings	658,477	8,133	1.24	627,704	4,156	0.66
FHLB borrowings	1,123,801	42,024	3.74	1,056,128	43,552	4.12
Long-term debt	684,065	34,683	5.07	713,101	35,518	4.98

Total interest-bearing liabilities	10,648,392	161,618	1.52	10,273,090	187,189	1.82
Demand deposits	1,413,077			1,309,516
Other liabilities	245,592			232,439

Total liabilities	12,307,061			11,815,045

Equity	2,055,717			2,084,840

Total liabilities & shareholders' equity	$14,362,778			$13,899,885

Net interest income / yield on average earning assets		$447,800	3.60		$440,036	3.67

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases
(Dollars in thousands)

			Total Loans and Leases
			12/31/11		12/31/10
Commercial, financial, and agricultural			$1,871,027		$1,816,519
Real estate - construction			829,221		877,223
Real estate secured - residential			3,212,562		2,666,692
Real estate secured - commercial			3,136,887		2,998,176
Consumer			722,329		603,084
Leases			675,904		671,503
Total loans and leases			$10,447,930		$9,633,197

	Nonaccrual Loans and Leases
	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
Commercial, financial, and agricultural	$14,385	$14,421	$18,219	$19,972	$20,012
Real estate - construction	37,727	37,487	44,305	56,446	57,779
Real estate secured - residential	41,922	41,238	51,047	55,930	50,973
Real estate secured - commercial	61,497	65,377	73,346	77,533	65,313
Consumer	0	0	0	0	1
Leases	947	1,576	3,816	3,060	2,817
Total nonaccrual loans and leases	$156,478	$160,099	$190,733	$212,941	$196,895

	Restructured Loans
	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
Commercial, financial, and agricultural	$12,181	$11,820	$14,387	$14,999	$15,877
Real estate - construction	3,902	0	0	298	6,125
Real estate secured - residential	17,634	13,389	12,734	9,363	11,300
Real estate secured - commercial	38,565	36,974	34,874	53,799	81,034
Consumer	570	148	148	0	230
Total restructured loans	$72,852	$62,331	$62,143	$78,459	$114,566

	Net Charge-offs (Recoveries)
	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Commercial, financial, and agricultural	$1,557	$5,322	$9,138	$3,700	$2,335
Real estate - construction	8,484	6,489	6,352	8,154	20,607
Real estate secured - residential	2,641	5,262	5,042	3,803	5,477
Real estate secured - commercial	10,897	5,612	10,467	14,442	4,132
Consumer	503	(99)	67	2,079	366
Leases	778	746	875	1,423	1,364
Total net charge-offs	$24,860	$23,332	$31,941	$33,601	$34,281

Susquehanna Bancshares, Inc.
Loan Credit Quality Analysis
Fourth Quarter 2011
($ Thousands)

			Pro Forma
	Susquehanna	Abington	Susquehanna	Susquehanna
	12/31/2011	9/30/2011	12/31/2011(1)	9/30/2011	$ Change	% Change

Nonaccrual	$156,478	$13,267	$143,211	$160,099	($16,888)	-10.55%
OREO	41,050	19,974	21,076	29,563	(8,487)	-28.71%
Restructured	72,852	12,866	59,986	62,331	(2,345)	-3.76%
90 days past due	10,077	2,547	7,530	13,034	(5,504)	-42.23%

		Abington	Pro Forma
	Susquehanna	Credit Mark	Susquehanna	Susquehanna
	12/31/2011	12/31/2011	12/31/2011(1)	9/30/2011

Reserve	$188,100	$25,228	$213,328	$190,960
Reserve / nonaccrual	120.21%		136.33%	119.28%
Reserve / loans	1.80%		2.04%	1.97%

(1) The unaudited pro forma loan credit quality analysis shows the impact on Susquehanna Bancshares, Inc. as of December 31, 2011, of removing the loan credit quality amounts of Abington Bancorp, Inc. as of September 30, 2011. The unaudited pro forma loan credit quality analysis also shows the impact on Susquehanna Bancshares, Inc. as of December 31, 2011, of including the estimated amount of an adjustment for credit quality incorporated into the measurement of the fair value of loans acquired in the Abington, Inc. acquisition. In preparing the unaudited pro forma information, Susquehanna Bancshares, Inc. assumed no adjustments to the historical amount of Abington's identification of its reported loan credit quality amounts as of September 30, 2011. The adjustments are made to remove the effect of the acquired loans on the analysis of loan credit quality for Susquehanna Bancshares, Inc. as of December 31, 2011.

Susquehanna Bancshares, Inc.
Loan Analysis
Fourth Quarter 2011
($ Thousands)

			Pro Forma
	Susquehanna	Abington	Susquehanna	Susquehanna
	12/31/2011	9/30/2011	12/31/2011(1)	9/30/2011	$ Change	% Change

Commercial, financial, and agricultural	$1,871,027	$16,867	$1,854,160	$1,810,664	$43,496	2.40%
Real estate - construction	829,221	96,790	732,431	771,734	(39,303)	-5.09%
Real estate secured - residential	3,212,562	430,062	2,782,500	2,728,934	53,566	1.96%
Real estate secured - commercial	3,136,887	89,693	3,047,194	3,013,787	33,407	1.11%
Consumer	722,329	273	722,056	698,804	23,252	3.33%
Leases	675,904	0	675,904	678,746	(2,842)	-0.42%
Total loans and leases	$10,447,930	$633,685	$9,814,245	$9,702,669	$111,576	1.15%

(1) Pro forma presentation represents Susquehanna 12/31/11 balances net of Abington 9/30/11 balances.

Susquehanna Bancshares, Inc.
Deposit Analysis
Fourth Quarter 2011
($ Thousands)

			Pro Forma
	Susquehanna	Abington	Susquehanna	Susquehanna
	12/31/2011	9/30/2011	12/31/2011(1)	9/30/2011	$ Change	% Change

Demand	$1,569,811	$43,370	$1,526,441	$1,404,366	$122,075	8.69%
Interest-bearing demand	4,439,488	325,192	4,114,296	3,964,428	149,868	3.78%
Savings	868,709	94,493	774,216	787,536	(13,320)	-1.69%
Time <$100	2,157,282	196,562	1,960,720	2,024,999	(64,279)	-3.17%
Time>$100	1,255,182	180,396	1,074,786	1,377,302	(302,516)	-21.96%
Totals	$10,290,472	$840,013	$9,450,459	$9,558,631	($108,172)	-1.13%

(1) Pro forma presentation represents Susquehanna 12/31/11 balances net of Abington 9/30/11 balances.

Susquehanna Bancshares, Inc.
Tax Reconciliation
($ Thousands)

	4Q 2011	Year 2011

Pre-tax income(1)	$2,153	$45,638

Bargain purchase gain	(39,143)	(39,143)

Permanent and other differences	(9,520)	(31,884)

Tax loss	(46,510)	(25,389)

Tax rate	36.50%	36.50%

Tax benefit	($16,976)	($9,267)

(1)	Pre-tax income includes the loss on extinguishment of debt and merger-related expenses.

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net